
                               EXHIBIT 21.0

                        CONTROL DATA SYSTEMS, INC.
                      Subsidiaries of the Registrant

                                                STATE/COUNTRY OF   % OF
SUBSIDIARIES                                    INCORPORATION    OWNERSHIP
CD Iberica, S.A.                                 Spain              100%
Control Data A/S                                 Denmark            100%
    Control Data AB                              Sweden             100%
    Control Data A/S                             Norway             100%
Control Data Asia, Inc.                          Delaware           100%
    Control Data Systems (Malaysia) SDN BHD      Malaysia           100%
Control Data BV                                  Netherlands        100%
    Control Data IM BV                           Netherlands        100%
Control Data Belgium, Inc.                       Delaware           100%
Control Data China, Inc.                         Delaware           100%
Control Data do Brasil Computadores, LTDA.       Brazil             100%
Control Data Far East, Inc.                      Delaware           100%
    Control Data Korea Inc.                      Korea              100%
    Control Data Taiwan Inc.                     Taiwan             100%
      Open Applications Corporation              Taiwan             100%
Control Data France S.A.                         France             100%
    Control Data France Holding S.A.             France             100%
    Control Data Services BV                     Netherlands        100%
Control Data GesmbH                              Austria            100%
Control Data Greece Incorporated                 Delaware           100%
Control Data Holding AG                          Switzerland        100%      1
    Control Data (Schweiz) AG                    Switzerland        100%
    Control Data GmbH                            Germany            100%
      CDCbit - business information
        technology GmbH                          Germany            100%
      ICEM Systems GmbH                          Germany            100%
        ICEM Systems, Inc.                       Delaware           100%
Control Data India, Inc.                         Delaware           100%
Control Data Indo-Asia Company                   Delaware           100%
Control Data International Employment, Inc.      Delaware           100%
Control Data International Trading, Inc.         Delaware           100%
Control Data (Ireland) Limited                   Ireland            100%
Control Data Italia S.p.A.                       Italy              100%
Control Data Japan, Ltd.                         Japan              100%
Control Data Limited                             United Kingdom     100%
    Control Data Systems plc                     United Kingdom     100%
    Systime Holdings Ltd.                        United Kingdom     98.6%
      Systime Nederland B.V. (shell)             Netherlands        100%
      Systime Computers Limited                  United Kingdom     100%
        Systime (Gulf) Ltd.                      Channel Islands    100%
        Systime (Ireland) Ltd. (shell)           Ireland            100%
Control Data Overseas Finance Corporation N.V.   Netherlands
                                                  Antilles          100%
Control Data Pan American Corporation            Delaware           100%
    Control Data de Mexico S.A. de C.V.          Mexico             100%
Control Data Portuguesa S.A.R.L.                 Portugal           100%
Control Data Real Estate, Inc.                   Delaware           100%

Control Data Systems Canada, Ltd.                Canada             100%
Control Data Systems (Beijing) Co., Ltd.         China              100%
Control Data Systems (Singapore) Pte Ltd.        Singapore          100%
Control Data Systems (Thailand) Limited          Thailand           100%




                               EXHIBIT 21.0

                        CONTROL DATA SYSTEMS, INC.
                      Subsidiaries of the Registrant

                                                STATE/COUNTRY OF   % OF
SUBSIDIARIES                                    INCORPORATION    OWNERSHIP
Inter-American Control Data Corporation          Delaware           100%
Meridian Environmental Technologies, Inc.        Delaware           100%

                         Investments in Affiliates

                                                STATE/COUNTRY OF   % OF
INVESTMENTS                                     INCORPORATION    OWNERSHIP
Beijing RIAMB Information Technology Co., Ltd.   China              51%
BTC Nederland B.V.                               Holland            28%
Circuitos Impresos de Alta Technologia
  S.A. de C.V.                                   Mexico             30%
DIODORE Systeme Company                          France              5%
Metaphase Technology, Inc.                       Delaware           50%
Societe de Creation D'Activities
  Nouvelles (SOCRAN)                             Belgium          16.6%

